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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our reports dated February 2, 2000, except as to the reverse stock split described in Note 13 which is as of May 2, 2000, relating to the consolidated financial statements and financial statement schedule of Manufacturers' Services Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
May 15, 2000